                                                                   EXHIBIT 12.1

                       SAFECO CORPORATION AND SUBSIDIARIES

 COMPUTATION OF RATIOS OF EARNINGS (LOSS) TO FIXED CHARGES AND EARNINGS
         (LOSS) TO FIXED CHARGES AND DISTRIBUTIONS ON CAPITAL SECURITIES
                     (DOLLARS IN MILLIONS EXCEPT FOR RATIOS)

Ratio of Earnings (Loss) to Fixed Charges Excluding Distributions on Capital Securities


                                         THREE MONTH
                                         PERIOD ENDED                      YEAR-ENDED DECEMBER 31,
                                           MARCH 31,   ---------------------------------------------------------
                                            2002          2001         2000        1999       1998       1997
                                         -----------   ----------    --------    --------   --------    --------
EARNINGS (LOSS)
  Income (Loss) Before Income Taxes
    and Distributions on Capital
    Securities.........................   $   93.6     $ (1,413.3)   $  139.4    $  309.6   $  440.1    $  551.1
  Total Fixed Charges .................       20.4           90.2        94.6        83.7      101.1        53.0
  Less Interest Capitalized ...........         --           (8.3)       (6.1)         --       (0.5)       (2.0)
                                          --------     ----------    --------    --------   --------    --------
      Total Earnings (Loss) ...........   $  114.0     $ (1,331.4)   $  227.9    $  393.3   $  540.7    $  602.1
                                          ========     ==========    ========    ========   ========    ========


FIXED CHARGES
  Interest ............................   $   16.0     $     65.7    $   73.2    $   70.6   $   92.5    $   45.5
  Interest Capitalized ................         --            8.3         6.1          --        0.5         2.0
  Interest Portion of Rental Expense ..        4.1           15.0        14.3        12.0        6.7         4.8
  Amortization of Deferred Debt Expense        0.3            1.2         1.0         1.1        1.4         0.7
                                          --------     ----------    --------    --------   --------    --------
      Total Fixed Charges .............   $   20.4     $     90.2    $   94.6    $   83.7   $  101.1    $   53.0
                                          ========     ==========    ========    ========   ========    ========

RATIO OF EARNINGS (LOSS) TO FIXED
    CHARGES EXCLUDING DISTRIBUTIONS
    ON CAPITAL SECURITIES .............        5.6          (14.8)        2.4         4.7        5.4        11.4

Dollar Amount of Deficiency in
  Earnings (Loss) to Fixed Charges ....   $     --     $ (1,421.6)   $     --    $     --   $     --    $     --
                                          ========     ==========    ========    ========   ========    ========


Ratio of Earnings (Loss) to Fixed Charges Including Distributions on Capital Securities

                                         THREE MONTH
                                         PERIOD ENDED                      YEAR-ENDED DECEMBER 31,
                                           MARCH 31,   ----------------------------------------------------------
                                            2002          2001         2000        1999       1998         1997
                                         -----------   ----------     --------   --------    --------    --------
EARNINGS (LOSS)
  Income (Loss) Before Income Taxes ...   $    76.3    $ (1,482.3)   $    70.4   $  240.6    $  371.0   $  528.3
  Total Fixed Charges .................        37.7         159.2        163.6      152.7       170.2       75.8
  Less Interest Capitalized ...........          --          (8.3)        (6.1)        --        (0.5)      (2.0)
                                          ---------    ----------    ---------   --------    --------   --------
      Total Earnings (Loss) ...........   $   114.0    $ (1,331.4)   $   227.9   $  393.3    $  540.7   $  602.1
                                          =========    ==========    =========   ========    ========   ========


FIXED CHARGES
  Interest ............................    $   16.0    $     65.7    $    73.2   $   70.6    $   92.5   $   45.5
  Distributions on Capital Securities .        17.3          69.0         69.0       69.0        69.1       22.8
  Interest Capitalized ................          --           8.3          6.1         --         0.5        2.0
  Interest Portion of Rental Expense ..         4.1          15.0         14.3       12.0         6.7        4.8
  Amortization of Deferred Debt Expense         0.3           1.2          1.0        1.1         1.4        0.7
                                          ---------    ----------    ---------   --------    --------    -------
      Total Fixed Charges .............    $   37.7    $    159.2    $   163.6   $  152.7    $  170.2   $   75.8
                                          =========    ==========    =========   ========    ========   ========

RATIO OF EARNINGS (LOSS) TO FIXED
  CHARGES INCLUDING DISTRIBUTION
  ON CAPITAL SECURITIES ...............         3.0          (8.4)         1.4        2.6         3.2        7.9

Dollar Amount of Deficiency in
  Earnings (Loss) to Fixed Charges ....    $    --     $ (1,490.6)   $      --   $     --    $     --   $     --
                                          =========    ==========    =========   ========    ========   ========